UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2019 (February 22, 2019)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2019, the Company entered into a consultant agreement with Theodore Crandall (the “Agreement”). Mr. Crandall served as Senior Vice President of the Company until his retirement on January 4, 2019. During the term of the Agreement, Mr. Crandall will provide services to the Company to assist with knowledge transfer and special projects that may be reasonably requested by the Company. The Agreement provides that Mr. Crandall will be paid $30,000 per month and is entitled to reimbursement for reasonable out-of-pocket business expenses. The Agreement will terminate on July 31, 2019, unless terminated by either party or extended by mutual agreement of the parties. The Agreement also contains customary covenants relating to confidentiality and intellectual property rights.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement with Mr. Crandall, a copy of which is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99	Rockwell Automation Consultant Agreement, dated as of February 20, 2019, between the Company and Theodore Crandall

(Page 2 of 4 Pages)

EXHIBIT INDEX

Exhibit Number	Description

99	Rockwell Automation Consultant Agreement, dated as of February 20, 2019, between the Company and Theodore Crandall

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, General Counsel and Secretary

Date: February 22, 2019

(Page 4 of 4 Pages)